EXHIBIT 10.64

EMPLOYMENT AGREEMENT

        This Employment Agreement ("Agreement") is entered into as of the 7th day of January 2002, by and between Saks Incorporated (the "Company"), a Tennessee corporation, and Stephen Sadove ("Executive").

        Company and Executive agree as follows:

        1. Employment. Commencing on January 7, 2002 (the "Start Date"), Company shall employ Executive as Vice Chairman of Company. Executive shall report to the Chairman and Chief Executive Officer of Company and be based in New York, New York.

        2. Duties. During his employment, Executive shall devote substantially all of his working time, energies, and skills to the benefit of Company's business. Executive agrees to serve Company diligently and to the best of his ability and to use his best efforts to follow the policies and directions of Company's Chief Executive Officer and Board of Directors, except for service on boards or committees not significantly interfering with his duties hereunder, periods of vacation or sick leave, and the normal management of his personal affairs.

        3. Compensation. Executive's compensation and benefits under this Agreement shall be as follows:

                (a) Base Salary. Company shall pay Executive a base salary ("Base Salary") at a rate of no less than $980,000 per year. Executive's Base Salary shall be paid in installments in accordance with Company's normal payment schedule for its senior management. All payments shall be subject to the deduction of payroll taxes and similar assessments as required by law.

                (b) Bonus. In addition to the Base Salary, Executive shall be eligible for a yearly cash bonus based upon his performance, in accordance with specific annual objectives set in advance by the Chief Executive Officer and the Human Resources Committee of the Board of Directors. Executive's standard bonus potential shall be 70% of Base Salary (for achievement of specific financial plans) with the potential of 140% of Base Salary for breakthrough results, as set in advance by the Human Resources Committee.

                (c) Option Grant. As an inducement to Executive to enter into this Agreement, Executive shall be granted a non-qualified option ("Option") to purchase 1,500,000 shares of Company common stock at an option price equal to the greater of $9.875 or the average of the closing price of the stock at the close of business during the first two weeks after the Start Date (the "Grant Date"), as reported in the Wall Street Journal. The Option shall be granted pursuant to the Company's 1994 Long Term Incentive Plan ("1994 Plan"), and shall be subject to the terms and conditions thereof. The Option shall be exercisable at the following times: to the extent of 20% on the 6 month anniversary of the Start Date, 20% on the first year anniversary date of the Start Date, 20% on the second year anniversary date of the Start Date, 20% on the third year anniversary date of the Start Date, and 20% on the fourth anniversary date of the Start Date. The Option may be exercised up to 7 years from the Grant Date, and any portion not exercised by that time shall expire. Upon termination of employment and membership on the Board of Directors, Executive shall have one year to exercise any options vested at the time of termination as long as the 7-year term has not expired.

                (d) Restricted Stock Grant. Company shall award Executive 125,000 shares of Company common stock on each of the first four anniversaries of the Start Date for a total of 500,000 shares, provided that Executive remains employed on those dates. All shares shall vest and be granted in the event of Executive's death while employed by Company.

                (e) Effect of Change of Control on Options and Restricted Stock. In the event of a Change of Control (as defined in the Company's 1994 Plan), all Options and Restricted Stock granted to Executive prior to such Change of Control shall immediately vest.

                (f) Business Expenses, Vacation, Fringe Benefits. Executive shall be entitled to receive prompt reimbursement for all reasonable travel and entertainment expenses incurred in accordance with the Company's policies as in effect from time to time with respect to senior executives. Executive shall be entitled to four weeks of paid vacation per year. Executive shall be entitled to reimbursement for reasonable tax and financial planning services, and shall be provided transportation or a transportation allowance.

        4. Insurance and Benefits. Company shall allow Executive and his family to participate in each employee incentive, savings, and benefit plan and to receive each executive benefit that Company provides for senior executives at the level of Executive's position

        5. Termination Without Cause or With Good Reason.. Company may terminate this Agreement and Executive's employment, without Cause, at any time upon fourteen (14) days' prior written notice (at which time this Agreement shall terminate except for Section 8, which shall continue in effect as set forth in Section 8). Executive may terminate this Agreement and his Employment for "Good Reason" in the event: (a) he is demoted from his position set forth in Section 1, (b) he is required to relocate from the New York, New York area, or (c) the Company experiences a Change in Control as defined below. In the event of such termination by Company without Cause, as defined below, or by Executive for Good Reason, Executive shall be entitled to receive as severance: (a) a cash payment of three times Base Salary then in effect plus three times an imputed bonus of 30% of Base Salary, (b) immediate vesting of all options with one year to exercise those options, (c) immediate vesting of all restricted stock awards, and (d) continuation in Company's medical plans for three years. Such Severance shall be paid in one lump sum as soon as practicable.

        In addition, this Agreement shall terminate upon the death or disability of Executive, except as to: (a) Executive's estate's or legal representative's right to exercise any unexercised stock options pursuant to Company's stock option plan then in effect, (b) all 500,000 shares of common stock awarded under Section 3(d) above shall be awarded if those shares have not already been awarded, and (c) any rights which Executive's estate or dependents may have under COBRA or any other federal or state law or which are derived independent of this Agreement by reason of his participation in any employee benefit arrangement or plan maintained by Company. Executive shall be deemed to be disabled when he becomes entitled to receive disability benefits under Company's Long-Term Disability Plan.

        6. Termination by Company for Cause. (a) Company shall have the right to terminate Executive's employment under this Agreement for Cause, in which event no salary or bonus shall be paid after termination for Cause. Termination for Cause shall be effective immediately upon notice sent or given to Executive. For purposes of this Agreement, the term "Cause" shall mean and be strictly limited to serious willful misconduct as, for example, the commission by Executive of a felony arising from specific conduct of Executive which reasonably relates to Executive's qualifications or ability (personal or professional) to perform Executive's duties or perpetration of a fraud against Company.

                (b) In the event that Executive's employment is terminated for any reason or no reason, Executive agrees to resign as an officer and/or director of Company (or any of its subsidiaries or affiliates), effective as of the date of such termination, and Executive agrees to return to Company upon such termination any of the following which contain confidential information: all documents, instruments, papers, facsimiles, and computerized information that are the property of Company or such subsidiary or affiliate.

        #9; 7. Change in Control. If Executive's employment is terminated by Executive for "Good Reason" after a Change in Control of Company, or by Company in any way connected with a Change in Control of Company or a Potential Change in Control of Company, as defined below, Executive shall receive the Severance payment set forth in Section 5 above , continuation in the Company's health and welfare plans for three years at no cost, and vesting in Company's Supplemental Savings Plan at the retirement rate. If any payment, right or benefit provided for in this Agreement or otherwise paid to Executive by Company is treated as an "excess parachute payment" under Section 280(G)(b) of the Internal Revenue Code of 1986, as amended, (the "Code"), Company shall indemnify and hold harmless and make whole, on an after-tax basis, Executive for any adverse tax consequences, including but not limited to providing to Executive on an after-tax basis the amount necessary to pay any tax imposed by Code Section 4999.

        As used herein, the term "Change in Control" means the happening of any of the following:

                (a) Any person or entity, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, other than Company, a subsidiary of Company, or any employee benefit plan of Company or its subsidiaries, becomes the beneficial owner of Company's securities having 25 percent or more of the combined voting power of the then outstanding securities of Company that may be cast for the election for directors of Company (other than as a result of an issuance of securities initiated by Company in the ordinary course of business); or

                (b) As the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of Company or any successor corporation or entity entitled to vote generally in the election of directors of Company or such other corporation or entity after such transaction, are held in the aggregate by holders of Company's securities entitled to vote generally in the election of directors of Company immediately prior to such transactions; or

                (c) During any period of two consecutive years, individuals who at the beginning of any such period constitute the Board of Directors of Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by Company's stockholders, of each director of Company first elected during such period was approved by a vote of at least two-thirds of the directors of Company then still in office who were directors of Company at the beginning of any such period.

                As used herein, the term "Potential Change in Control" means the happening of any of the following:

                (a) The approval by stockholders of an agreement by Company, the consummation of which would result in a Change of Control of Company; or

                (b) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than Company, a wholly-owned subsidiary thereof or any employee benefit plan of Company or its subsidiaries (including any trustee of such plan acting as trustee)) of securities of Company representing 5 percent or more of the combined voting power of Company's outstanding securities and the adoption by the Board of Directors of Company of a resolution to the effect that a Potential Change in Control of Company has occurred for purposes of this Agreement.

        8. Non-competition; Unauthorized Disclosure.

                (a) Non-competition. During the period Executive is employed under this Agreement, and for a period of two years thereafter, Executive shall not provide any services, as employee, consultant or otherwise, to Federated Department Stores, Kohl's, The May Company, Dillard's, Marshall Fields, Belk Department Stores, Neiman Marcus or its affiliates, Barney's or Nordstrom's, or any of their successors; and shall not induce or attempt to persuade any employee of Company or any of its divisions, subsidiaries or then present affiliates to terminate their employment relationship.

                (b)    Unauthorized Disclosure. During the period Executive is employed under this Agreement, and for a further period of two years thereafter, Executive shall not, except as required by any court or administrative agency, without the written consent of the Board of Directors, or a person authorized thereby, disclose to any person, other than an employee of Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Executive of his duties as an executive for Company, any confidential information obtained by him while in the employ of Company; provided, however, that confidential information shall not include any information now known or which becomes known generally to the public (other than as a result of unauthorized disclosure by Executive).

                (c) Scope of Covenants; Remedies. The following provisions shall apply to the covenants of Executive contained in this Section 8:

                                (i) the covenants contained in Section 8(a) shall apply within all the territories in which Company or its affiliates or subsidiaries are actively engaged in the conduct of business while Executive is employed under this Agreement;

                                (ii) without limiting the right of Company to pursue all other legal and equitable remedies available for violation by Executive of the covenants contained in this Section 8, it is expressly agreed by Executive and Company that such other remedies cannot fully compensate Company for any such violation and that Company shall be entitled to injunctive relief to prevent any such violation or any continuing violation thereof;

                                (iii) each party intends and agrees that if, in any action before any court or agency legally empowered to enforce the covenants contained in this Section 8, any term, restriction, covenant or promise contained therein is found to be unreasonable and accordingly unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency; and

                                (iv) the covenants contained in this Section 8 shall survive the conclusion of Executive's employment by Company.

        9. General Provisions.

                (a) Notices. Any notice to be given hereunder by either party to the other may be effected in writing by personal delivery, mail, electronic mail, overnight courier, or facsimile. Notices shall be addressed to the parties at the addresses set forth below, but each party may change his or its address by written notice in accordance with this Section 9(a). Notices shall be deemed communicated as of the actual receipt or refusal of receipt.

        If to Executive:         Stephen Sadove
                                       12 East 49th Street
                                       New York, NY 10017

        If to Company:        Office of the General Counsel
                                       12 East 49th Street
                                       New York, NY 10017

                (b) Partial Invalidity. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall, nevertheless, continue in full force and without being impaired or invalidated in any way.

                (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.

                (d) No Conflicting Agreement. By signing this Agreement, Executive warrants that he is not a party to any restrictive covenant, agreement or contract which limits the performance of his duties and responsibilities under this Agreement or under which such performance would constitute a breach.

                (e) Headings. The Section, paragraph, and subparagraph headings are for convenience or reference only and shall not define or limit the provisions hereof.

                (f) Attorney's Fees after a Change in Control. If Executive brings any action to enforce his purported rights under this Agreement after a Change in Control, Company shall reimburse Executive for his reasonable costs, including attorney's fees, incurred. Company shall reimburse Executive as the costs are incurred and without regard to the outcome of the action.

        10. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program from time to time provided by Company and for which Executive may qualify. Except as otherwise provided herein, amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan or program of Company at or subsequent to the termination of Executive's employment shall be payable in accordance with such plan or program.

        11. Amendment; Waiver. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof, and may be amended, modified or changed only by a written instrument signed by Executive and Company. No provision of this Agreement may be waived except by a writing executed and delivered by the party sought to be charged. Any such written waiver will be effective only with respect to the event or circumstance described therein.

        This Agreement is personal to Executive and shall not be assigned otherwise by will or the laws of descent and distribution. This Agreement shall inure to the benefit and enforceable by Executive's legal representatives. This Agreement shall inure to the benefit and be binding upon Company and its successors. Company shall require any successor to all or substantially all of the business and/or assets of Company, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock, or otherwise, by an agreement in form and substance satisfactory to Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as Company would be required to perform if no such succession had taken place.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                                                            SAKS INCORPORATED

                                                                            BY: _____________________
                                                                                    Brian J. Martin
                                                                                    Executive Vice President

                                                                             ____________________
                                                                             Stephen Sadove
                                                                             Executive